Exhibit 10.7



                             Lease of Property Agreement



This lease of, made January 1, 2003, by and between James Taylor, whose address is 302 Melton Dr. Ft. Pierce, FL 34982 hereinafter called Lessor, and T&W Lakeside, whose address is 762 SE Pt. St. Lucie Blvd. Pt. St.Lucie, FL 34984, hereinafter called Lessee,

    Witnesseth:
1. That Lessor hereby leases to Lessee, and Lessee leases from Lessor, subject to the terms and conditions herein set forth, the following (hereinafter sometimes referred to as the "Property"):

           Model Land Co's S/D of SEC 15 36 40 BLK 1 LOT 1 AND N 1/2 OF LOTS 3,4 AND 5 - LESS RD AND CANAL RS/ W- (22.56 ac) (OR 1316-1941 :13 16-1945)

          All of which are included in the term Property as used herein. Lessee hereby acknowledges occupancy of the aforesaid Property upon the terms and conditions of this lease,

           2. Lessor hereby leases to Lessee said Property for the purpose of Storage and dump facility.

           3. The term of this lease is month to month, beginning this day.

           4. In consideration of said lease, Lessee covenants and agrees as follows;

           (a) To pay to Lessor for the possession and use of said Property for the purpose aforesaid, dollars ($200.00), payable as follows: Monthly by the first of each month.

           (b) To safely keep and carefully use the Property and not sell or attempt to sell, remove or attempt to remove, the same or any part thereof, except reasonably for the purpose aforesaid.

           (c) Lessee shall, during the term of this lease and until return and delivery of the Property to Lessor, abide by and conform to, and cause others to abide by and conform to, all laws and governmental and airport orders, rules and regulations, including any future amendments thereto, controlling or in any manner affecting operation, use or occupancy of said Property or use of airport premises by said Property.

           (d) Lessee shall pay all taxes, assessments and charges on said Property or its use during the time he is in possession of the same, imposed by federal, state, municipal or other public, or other authority; save Lessor free and harmless therefrom; and to these ends reimburse Lessor on a pro rata basis for such taxes or charges paid by Lessor hereto or hereafter.

           (e) Lessee accepts the Property in its present condition, and during the term of this lease and until return and delivery of the Property Lessor the Lessee shall maintain it in its present condition, reasonable wear and tear occurring despite standards of good maintenance of Property excepted, and shall repair at his own expense any damages to said Property caused by operation or use by lessee or by others during the term of this lease and until delivery of the Property to Lessor.

           (f) Neither Lessee nor others shall have the right to incur any mechanic's or other lien in connection with the repair, maintenance or storage of said Property, and Lessee agrees that neither he nor others will attempt to convey or mortgage or create any lien of any kind or character against the same or do anything or take action that might mature into such a lien.

           (g) Lessee shall be responsible and liable to Lessor for, and indemnify Lessor against, any and all damage to the Property, which occurs in any manner from any cause or causes during the term of this lease or until return and delivery of the Property to Lessor. Lessee shall be responsible and liable for, indemnify Lessor against, hold Lessor free and harmless from any claim or claims of any kind whatsoever for or from, and promptly pay any judgment for, any and all liability for personal injuries, death or property damages, or any of them, which arise or in any manner are occasioned by the acts or negligence of Lessee or others in the custody, operation or use of, or with respect to, said Property, during the term of this lease or until return and delivery of the Property to Lessor.

           (h) Lessee will keep insured from and including this day until return and delivery of the Property to Lessor, in such company or companies as Lessor shall approve, according to applicable standard forms of policy, and for the benefit of Lessor, (1) against loss or damage from any cause or causes to the Property for the full value thereof in the amount of one million dollars, and (2) against liability for personal injuries, death, or property damages, or any of them, arising or in any manner occasioned by the acts or negligence of Lessee or others in the custody, operation or use of, or with respect to said Property, in the amount of one million dollars relative to personal injuries and/or death and one million dollars relative to property damages.

           (i) Lessee shall return and deliver, at the expiration of the term herein granted, the whole of said Property to the Lessor in as good condition as the same is, reasonable wear and tear excepted.

           (j) It is mutually agreed that in case Lessee shall violate any of the aforesaid covenants, terms and conditions Lessor may at his option without notice terminate this lease and take possession of said property wherever found.



           LESSOR: /s/ James Taylor, Jr.             DATE:  1-1-03
                   -------------------------                --------------------

           LESSEE: /s/ Will Cowdell                  DATE:  1-1-03
                   -------------------------                --------------------